UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)    June 26, 2008

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8300

N/A

(Former name or former address, if changed since last report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.02.                                              Change of Services or Trustee

On June 26, 2008, the Registrant, Wells Fargo Bank, N.A. (“Wells Fargo”) and Wilmington Trust Company (“Wilmington”) executed an Instrument of Resignation, Appointment and Acceptance pursuant to which Wells Fargo effectively resigned and Wilmington was appointed by the Registrant, as Trustee, Registrar and Paying Agent pursuant to the applicable provisions of the Indentures executed by the Registrant with respect to its 9.75% Senior Notes due 2010 and its 9.00% Senior Subordinated Notes due 2012.

MTR GAMING GROUP, INC.

		By:	/s/ David R. Hughes
David R. Hughes
Chief Financial Officer and
Date:	June 30, 2008		Corporate Executive Vice President